II.      CODEOF ETHICS – RULE 17J-1

Rule 17j-1 under the 40 Act requiresinvestment advisersto registered investment companies to adopta written code of ethics reasonably designed to prevent Access Persons from engaging in unlawful actions.   In order to comply with Rule 17j-1, Passport has adopted this Code of Ethics (the “Code”).   Unless otherwise noted, all defined terms have the same meaning as in the Compliance Manual and all references to forms, charts, and other attachments should be considered references to the relevant forms and attachments in the Compliance Manual.

For the purposes of this Code, all principals and regular employees of Passport Capital, LLC with a Passport Capital email address, all consultants with access to Passport’s shared drive and Immediate Family Members of the foregoing are Access Persons. Temporary employees are also bound by the Code of Ethics.

Passport personnel must report any potential portfolio violations of this Code to the CCO or his delegate. The CCO will determine if an actual violation has occurred and, if so, will take such action as is necessary to resolve the violation and will report such violationto the Primary Adviser’s compliance department as may be required by the Sub-Advisory Agreement or applicable laws and regulations.

A.   GENERAL STATEMENT OF PRINCIPLES

In recognition of the trustand confidence placed in Passport by RIC Clients,Passport has adopted the following principles to be followed by Access Persons:

1.   The interests of RIC Clientsand their shareholders are paramount. You must placeRIC Clients’ interests before your own.

2.   You must effect all personalsecurities transactions in a manner that avoids any conflict between your personal interests and the interests of the RIC Clients or their shareholders.

3.   You must avoid actions or activities that allow you or your family to benefit from your position with Passport or that bring intoquestion your independence or judgment.

4.   You must not disclose material nonpublic information to others or engage in the purchase or sale (or recommend or suggest that any person engage in the purchase or sale) of any security to which such information relates.

B.   GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

Access Persons may not, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any RIC Client:

1.   Employ any device, scheme, or artifice to defraud the RIC Client;

2.   Make any untrue statement of a material fact to the RIC Client or omit to state a material fact necessary in order to make the statements made to the RIC Client, in light of the circumstances under which they are made, not misleading;

3.   Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the RIC Client; or

4.   Engage in any manipulative practice with respect to the RIC Client.

C.   PERSONAL TRADING POLICY

Passport Access Persons must adhere to the following sections of the Employee Personal

Trading policy and procedures in the Compliance Manual:  Section 1 Reporting; Section 2

Overview of Personal Trading; Section 3 Reportable Securities, Exempted Securities and Pre- Approval Process; Section 4 Limits on Transaction Requests; Holding Period; Section 5

Temporary Employee Personal Investment Accounts –Pre-Approvals Required; Reporting of

Transactions; and Section 6 Insider Trading.

D.   RECORDKEEPING REQUIREMENTS

Passport will maintain the following records in accordance with Rule 17j-1:

1.   A copy of the current Code and each Code that was in effect at any time within the past five years must be maintained in an easily accessible place;

2.   A record of any violationof the Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

3.   A copy of each report made by an Access Person pursuant to the Code must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place;

4.   A record of all Access Persons,currently or within the past five years, must be maintainedin an easily accessible place;

5.   A copy of each report required by this Code must be maintained for at least five years after the end of the fiscal year in which it ismade, the first two years in an easily accessible place; and

6.   A record of any decision,and the reasons supporting the decision, to approve the acquisition by Access Persons of an IPO or other limited offering for at least five years after the end of the fiscal year in which the approval is granted.

2.                       EMPLOYEE PERSONAL TRADING AND CODE OF ETHICS

DEFINITIONS:

Access Person:   All principals and regular employees of Passport Capital, LLC with a Passport Capital email address, all consultants with access to Passport’s shared drive and Immediate Family Members of the foregoing are Access Persons. Temporary employees are also bound by the Code of Ethics.

Fully Discretionary Account: The term “Fully Discretionary Account” means an account managed or held bya broker-dealer, futures commission merchant, investment Adviser or trustee as to which neither you nor an Immediate Family Member (as defined below): (a) exercises any investment discretion; (b) suggests or receives notice of transactions prior to their execution; and (c) otherwise has any direct or indirect influence or control. In addition, to qualify as a Fully Discretionary Account, the individual broker, registered representative or merchant responsible for that account must not be responsible for nor receive advance notice of any purchase or sale of a Security or Futures Contract on behalf of the Firm. To qualify an account as a Fully Discretionary Account, the Chief Compliance Officer (or his designee) must receive and approve a written notice, that the account meets the foregoing qualifications as a Fully Discretionary Account.

Immediate Family Member: This term means any of the following persons who reside in your household or who depend on you forbasic living support: your spouse, a significant other, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships. These persons are considered Access Persons under this policy and procedure.

Insider:   Insiders are owners, officers, directors and employees of a company and the company’s attorneys, accountants, consultants, bank lending officers, andthe employees of such organizations.

Insider Trading:   Insider trading is buying or selling securities by an “insider” while he or she is in possession of material nonpublic information; or trading by a non-insider while he or she is in possession of material nonpublic information, if the information either was disclosed tothe non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or communicating material nonpublic information toothers in violation of one’s duty to keep such information confidential.

Material:   Information is material if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, orif public dissemination of it would have a substantial effect on the price of a company’s securities.  Information presumed to be material includes, but is not limited to, dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; commencement of or developments in major litigation; liquidation problems;

and extraordinary management developments.

Non-public:   Information is nonpublic until it has been effectively communicated to themarket place and made available to the general public. Information found in filings with the Securities and Exchange Commission, or appearing in the Dow Jones, Reuters Economic Services, The Wall Street Journal, Bloomberg Financial or other publications of general circulation would be considered public.

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Personal Investment Account: All accounts holding any securities over which Access Persons have any beneficial ownership interest, or control, which typically includes accounts held by Immediate Family Members sharing the same household.

Tipping:   Tipping is communicating material, nonpublic information to others or recommending a securities transaction to others while in possession ofmaterial, nonpublic information about the security or the company in question.

POLICIES

FEDERAL SECURITIES LAWS

The personal trading and investment activities of Firm Access Persons are the subject of various federal securities laws, rules and regulations. Rule 204A-1 “Investment Adviser Code of Ethics” under the Advisers Act of 1940, as amended (the “Advisers Act”) requires registered investment advisers to establish, maintain and enforce a written code of ethics and to provide its Code of Ethics to its supervised persons. The rule also requires supervised persons to provide a written acknowledgement of the receipt of the Code of Ethics and tocomply with applicable federal securities laws. The securities laws and regulations that cover the personal trading and investment activitiesof advisory personnel include:

•          (a)the anti-fraud provisions (Section 206) of the Advisers Act that prohibit any scheme, practice, transaction or a course of business that operates as a fraud or deceit on a client;

•          (b)Form ADV and Rule 204-3 requirements that provide that an adviser disclose its practices and its interests in client transactions, among other things;

•          (c)record keeping requirements (Rule 204-2(a)(12) of the Advisers Act) for the personal trading of advisory representatives,

•          (d)Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) regarding trading by directors, officers and principal shareholder of public companies,

•          (e) Section 10(b) of the Exchange Act and Rule 10b-5 thereunder regarding the use of manipulative and deceptive devices, and adoption of this Code of Ethics which sets forth procedures to addresses personal trading.

Firm personnel must comply with all applicable federal securities laws and any violations thereof may result in serious sanctions.  Penalties may include civil injunctions, disgorgement of profits, jail sentences, fines for the person who committed the violation, whether or not the person actually benefited from the violation, fines for the employer or other controlling person of the person who committed the violation, and dismissal from the Firm.

ETHICAL AND REPORTING OBLIGATIONS OF FIRM EMPLOYEES

Anyemployee with knowledge of or suspicion ofany facts evidencing a violation of state or federal securities laws or of the Firm’s policies and procedures or Code of Ethics is required immediately to report such knowledge or suspicion to the CCO orCOO.

DESIGNATION OF ACCESS PERSONS

All regular employees of Passport are considered Access Persons of the Firm subject to these policies and procedures.  Consultants and contractors hired by the Firm who have access to Passport’s shared computer drive arealso considered Access Persons. Temporary Employees are not considered Access Persons.

EMPLOYEE PERSONAL TRADING

Access Persons are subject to personal investment account trade reporting designed to ensure that no Fundor investors are disadvantaged by the personal investment transactions of Passport or an employee.  As set forth below in additional detail, the policy requires prior approval of certain trades, the delivery of security transaction and holdings data and/or account statements for all Passport Access Persons’ investment accounts to Passport or any other company as hired by Passport to assist in monitoring employee personal trading.  Passport specifically prohibits trading on the basis of inside information andtrading ahead of customer orders (front running) of reportable securities.

TEMPORARY EMPLOYEE PERSONAL TRADING

Temporary Passport employees are subject to personal investment account restrictions designed toensure that no Fund or investors are disadvantaged by the personal investment transactions of a Passport temporary employee. The policy prohibits the buying of any security with the exception ofthe securities listed in Section 3.3 of this policy.  Temporary employees may sell existing positions following pre-approval and reporting guidelines. All employees are specifically prohibited from trading on the basis of inside information and trading ahead of customer orders (front running) of reportable securities.

INSIDER TRADING

Itis Passport policy that no employee may engage in insider trading, i.e. trade, either personally or on behalf of others, on the basis of material nonpublic information. No employee may communicate material nonpublic information to others. This policy applies to every principal and employee and extends to activities both within and outside of their duties at Passport.

Passport conducts its own research and investment analysis and may rely on information received from other research sources and from securities issuers.  Examples of the types of information that may be found tobe material and non-public under various circumstances are, among other things, information about changes in dividend policies, earnings estimates, changes in previously released earnings estimates, manufacturing problems, executive turnover, significant merger or acquisition proposals, major litigation, liquidity problems, significant new products, services or contracts, or the cancellation of significant orders, products, services or contracts. The foregoing list is intended to be illustrative and is not complete or exhaustive.  Until made public, Access Persons areprecluded from any trading in any account on such information.  Any determination of the material and/or non-public nature of a given piece of information is made by the CCO orCOO with input from the CIO.

All information relating to Passport’s activities, including investment analyses, investment recommendations, and proposed and actual trades for Passport or its client funds, is proprietary to Passport and must be kept confidential except to the extent disclosure of the information is necessary to accomplish the business of Passport and only to theextent that disclosure does not violate applicable law.  Where such information ismaterial, it should be considered non-public and Access Persons are precluded from trading on theinformation orcommunicating it to others without the approval of the CCO or COO.

CONFLICTS OFINTEREST

Passport employees are required to avoid anyoutside activities, interests or relationships that either directly or indirectly conflict with, orcreate the appearance of the existence of a conflict of interest with their ability to act in thebest interests of the Firm and the Funds. If a conflict of interest or the appearance of a conflict arises between the interests of the Firm or the Funds and the interest of the employee, the interests of the Firm and/or the Funds will prevail. The determination as to the existence or appearance of a conflict is made by the CCO or COO with input from the CIO.

OUTSIDE BUSINESS ACTIVITIES

Itis Passport policy that no employee may accept employment or compensation from any other person as a result of any business activity, other than a passive investment, outside the scope of his or her relationship to Passport, unless he or she has provided prompt written notice to the Firm and received authorization from Passport. Exempted from this requirement are private securities transactions for which the representative or associate person has provided written notice to Passport received authorization for and complied with all conditions set, if any.

In addition, the following activities are prohibited without the prior written consent of the CCO or COO or the

CIO:

•          Rebating, either directly or indirectly, to any person orentity any part of the compensation received from theFirm as an employee.

•          Accepting, either directly or indirectly, from any person orentity, other than Passport, compensation of anynature as a bonus, commission, fee gratuity or other consideration in connection with any transaction on behalf of Passport or a Fund.

•          Beneficially owning any security or having, either directly or indirectly, anyfinancial interest in any other organization engaged inany securities, financial or related business, except for beneficial ownership of notmore that 4.9% of the outstanding securities of any business that is publicly owned.

•          Executing transactions in securities for which anyAccess Person holds a position on the board of directors or any other committee of a publicly traded company.

CONFIDENTIALITY OFFUND, INVESTOR AND PROPRIETARY INFORMATION OF PASSPORT

Employees are required to maintain all information regarding fund investments, investor identity and personal financial information, andFirm proprietary information in the strictest confidence and to follow all privacy procedures set out elsewhere in this manual at all times.

REGULATORY INVESTIGATION, DISCIPLINARY ENFORCEMENT, LITIGATION

Anyemployee that becomes the subject of a regulatory investigation, disciplinary enforcement action or litigation, or served with a subpoena, or becomes subject to anyjudgment, order or arrest, or is contacted by any regulatory authority must immediately inform the CCO or COO ofsuch.

FAVORITISM AND GIFTS

On an annual basis, Passport employees may not seek or accept gifts, favors, preferential treatment or valuable consideration of any kind offered with a cumulative or individual value in excess of $100 on anannual basis from broker-dealers or others involved inthe securities industry.  Limited exceptions to this policy may be made with the written approval of the CCO or COO.  All permitted gifts must be reported and logged onto the gift tracking log.

REVIEW OF EMPLOYEE CORRESPONDENCE

Passport is required to maintain records of all employee correspondence relating to the Funds, Funds’

investments, investor interests and the Firm’s proprietary account transactions.  In addition, Passport is required to monitor employee trading activities and compliance with the Firm’s conflict of interest and insider trading policies and procedures.  Consequently, it is Passport policy to randomly review and/or archive all employee communications, including email and other forms of electronic communication for compliance purposes.

Employees are advised that they may not communicate with Passport clients regarding any Passport business via anypersonal, non-Passport email account or unapproved instant messaging platform.

Passport has adopted an electronic communications archiving system for all email and instant messaging. Electronic communication is subject to review and storage by the CCO, COO or ACO regardless of its nature as personal or work-related. Employees are advised that they should have no expectation of privacy regarding personal communications that are sent to, or received from, anyPassport device or sent through Passport’s computer servers.

PROCEDURES

1.0 REPORTING

1.1 INITIAL AND ANNUAL REPORTING OF SECURITIES ACCOUNTS FOR PERSONAL INVESTMENT ACCOUNTS

Upon hire, each regular Passport employee must identify on a New Employee Certification form, and annually thereafter on an Annual Certification form, each Personal Investment Account. All new Personal Investment Accounts opened after the initial certification must be reported promptly after the account is opened.  All reportable securities holdings must be reported within 10 days of hire and the information provided must be current as of 45 days of hire.  Employees must complete the Annual Certification form that contains certifications that employees have read andagree to abide by Passport’s Employee Personal Trading and Code of Ethics policies and procedures.

TheCCO, COO or designees of such monitor Access Persons’ personal securities transactions to safeguard against ethical violations (such as violations of Firm policies and procedures including, conflicts of interest and insider trading).  Passport also utilizes an outside service provider, Financial Tracking, LLC (“Financial Tracking”), which collects certain employee transaction information and Personal Investment Account data and uploads certain reportable transactions electronically into its system.  Employees must utilize the Financial Tracking website to submit their requests for pre-approval of reportable securities transitions.  In the case of a request to make an acquisition of at limited offering, a written approval must be requested by filling out and submitting the attached form “Request for Authorization to Acquire Securities in a Limited Offering”; the CCO, COO or ACO utilizes Financial Tracking to post approvals and denials of requested transactions.  On a regular basis, anACO performs a review of the account data and trade approval status as posted on the website of Financial Tracking.

1.2 QUARTERLY REPORTING OF SECURTIES TRANSACTIONS IN PERSONAL INVESTMENT ACCOUNTS

Within 30 days after calendar quarter-end, each employee is required to certify all transactions of reportable securities in their Personal Investment Accounts through theFinancial Tracking system.   In the event that an employee had no transactions in reportable securities during a quarter, a certification of“No Transactions” is required tobe made in the Financial Tracking system.  Personal trading will be suspended for those individuals who do not prepare and submit their quarterly confirmations by the deadline provided.

1.3 ANNUAL REPORTING OF SECURITY   HOLDINGS   IN PERSONAL   INVESTMENT ACCOUNTS

Within 45 days after calendar year-end, eachPassport employee is required to certify all holdings of reportable securities in their Personal Investment Accounts through the Financial Tracking system.   In the event that an employee had no holdings in reportable securities at year-end, a certification of “No Holdings” is required to be made in theFinancial Tracking system.

2.0 OVERVIEW OF PERSONAL TRADING

Passport Access Persons and temporary employees should notbenefit from any price movement that may be caused by client transactions or Passport’s recommendations regarding such securities, norshould any client transaction suffer any price movement that results from any Passport or employee transaction. Passport will use reasonable diligence to determine whether the executed transactions of its employees through investment accounts for which they have beneficial ownership and/or accounts over which the employee has discretionary authority, will adversely affect the interests of Passport or its clients.  Passport imposes the following restrictions upon itself and persons associated with it in connection with the personal purchase or sale of securities.  In general, Passport does not allow futures trading in proprietary or non-customer accounts. Any violation of this policy may be grounds for discipline or termination.

3.0 REPORTABLE SECURITIES, EXEMPTED SECURITIES AND PRE-APPROVAL PROCESS

3.1 Reportable Securities Requiring Pre-Approval.   Rule 204A-1(b)(3)(e)(6) and (7) require that Access Persons seek pre-approval for transactions involving any security1 (including, without limitation, any IPO “new issue” as such term is defined by the Financial Industry Regulatory Authority (“FINRA”), limited offering, including any secondary offering, Exchange Traded Funds (“ETFs”) and options of ETFs, except for those securities set forth in Section 3.3. In addition, from time to time trading by Access Persons and temporary employees in additional securities may be restricted asa result of other factors or considerations related to decisions by the Firm with respect to the Funds.

3.2 Pre-Approval Process.  All pre-approval requests must be made by entering the requested trade through Financial Tracking; requests will generally be approved or denied within 48 hours, although neither the CCO, COO nor any ACO will be responsible for any failure to respond to such request within such timeframe.  All approved Access Person trades must be executed within two business days after the approval. The CCO, CCO or ACO must have their personal trades approved by another of the compliance team.  Securities that are currently held by any of the Funds or that are being considered for investment by any Fund will not be approved for purchase within anAccess Person’s Personal Investment Account.

3.3 Exempted Securities.   The following securities are exempted frompre-approval, transaction confirmation andannual holding confirmation requirements:

•                             Directobligations of the Government of the United States;

•                             Money market instruments (including bankers’ acceptances, bank certificate of deposit,

commercial paper and high quality short-term debt instruments, including repurchase agreements);

•                             Shares issued by money market funds;

•                             Shares issued by open-end funds (note: ETFs are not exempted); and

•                             Shares issued by unit investment trusts that are invested exclusively in one or more open-

end funds.

3.4 Personal Trading Summary. Please see the chart on page 2-12 fora summary of pre-clearance and reporting obligations by security type.

4.0 LIMITS ONTRANSACTION REQUESTS; HOLDING   PERIOD

1

Section 202(a)(18) of the Advisers Act defines reportable securities as any note, stock, treasury stock, bond, debenture,

evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

Passport principals, regular employees and consultants with access to Passport’s shared drive are, together with their Immediate Family Members, limited to, in the aggregate, 40 requests for transactions per calendar year.  Certain exceptions may be made by the CCO orthe Firm’s Management Committee in limited circumstances.

Access Persons are required to hold all reportable securities for a minimum of 60-calendar days.  Certain exceptions made be made by the CCO orthe Firm’s Management Committee in limited circumstances

5.0         TEMPORARY EMPLOYEE PERSONAL   INVESTMENT ACCOUNTS --    PRE-APPROVALS REQUIRED; REPORTING OF TRANSACTIONS

Temporary Employees are precluded from purchasing any securities except for those specifically set forth in Section 3.3 above.  With respect to individual sell trades, Temporary Employees must obtain prior written approval from the CCO, COO or ACO forall sell orders. All requests to the CCO, COO or ACO forpre-approval of Temporary Employee’s sell order will be approved ordenied within 48 hours of the request, although, neither the CCO, COO or any ACO will be responsible for any failure to respond to such a request within such timeframe.  Approved sell orders must be (i) executed within two business days after the approval and (ii) reported to Passport (unless such securities are exempted securities listed in Section 3.3 above).  Confirmation ofall executed, pre-approved sell orders must be reported with five business days of the transaction. There are no exceptions to this reporting requirement and anyviolation of this policy may be grounds for discipline or termination.

6.0 INSIDER TRADING

6.1 RESPONSE TO POTENTIAL INSIDE INFORMATION

Ifan employee believes that he or she may have come into possession of material, nonpublic information, or believes the Firm’s activities may have created material, nonpublic information, the following steps should be taken:

Stop all trading in securities of the company that is the subject of the material, nonpublic information, including trading on behalf of the Firm and theFunds, and trading in the employee’s personal accounts. In addition, there should be no trades in securities of the company in question in the accounts of the employee’s acquaintances or family members after the information is identified.

Do not discuss or recommend anytransaction in anyof the securities of the company in question to anyone, including clients of the Firm, other employees of the Firm and the employee’s own associates, friends or relatives. This prohibition includes making any comment about the company that could in any way be interpreted as a recommendation.

Do not discuss the material, nonpublic information with anyone except as required by these policies and procedures, and especially avoid referring to the information in hallways, elevators, stairways, restaurants, taxis or any other place where the conversation may be overheard.

Immediately inform the CCO or COO of all details of the situation, so that appropriate security procedures can be implemented Firm-wide.

Direct all requests of third parties such asthe press and analysts for information to theCCO or COO, who may contact the Firm’s legal counsel before determining how to proceed.

6.2 RESTRICTED ACCESS TO MATERIAL, NON-PUBLIC INFORMATION

TheCCO or COO may employ additional procedures while the Firm is in possession of material, nonpublic information, including, and shall not be limited to:

•                             Procedures for handling documents containing material, nonpublic information, including prohibitions on removing them from the office, limiting copying and distribution within theoffice, keeping them off desk tops and conference tables when notin use, shredding them, and other measures to protect sensitive documents from accidentally being read by anyone without a lawful need to know the information.

•                             Restrictionson physical access to areas of the Firm where material, nonpublic information may be discussed or stored, including locking file cabinets and doors, monitoring of visitors to our offices or other restrictions for non-employees on the premises.

•                             Computer access security measures, such as passwords on files or limited access to terminals through which material, nonpublic information can be obtained. Trading restrictions, including temporary Firm-wide moratoria on trading in the securities to which the material, nonpublic information relates or management review of all Employee trades in certain securities.

6.3 TRADING

No trade may be executed if there is any possibility that the basis for the trade involves material, nonpublic information.  If an employee believes the basis for the trade involves information that may be material and nonpublic, orhas questions as to whether the information is material and nonpublic, the trade must be discussed with andapproved by the CCO or COO prior to the trade. The employee should:

•                             Report the desired trade immediately to the CCO or COO.

•                             Notpurchase or sell the securities until authorized by the CCO or COO.

•                             Not communicate, other than tothe CCO or COO, the potential inside information either to persons inside or outside the Firm.

•                             TheCCO or COO makes the determination as to whether the trade is permissible and will inform the employee whether and when the trade may be executed.

7.0        CONFLICTS OF INTEREST AND OUTSIDE BUSINESS ACTIVITIES

7.1 CONFLICTS OF INTEREST

Passport and its principal and employees are fiduciaries to Firm clients.  If a conflict or the appearance of a conflict, between the interests of the Firm or its clients and the interest of the employee arises, the employee must immediately notify the CCO, COO or CIO who will take the matter under consideration, conduct any necessary investigation into the conflict or potential conflict and make a determination of what steps are to be taken. The interests of the Firm and its clients will prevail over the interests of the employee.  The determination as to theexistence or appearance of a conflict of interest is made by the Firm in its sole discretion.

TheCCO, COO will maintain record ofall conflicts and potential conflicts identified, including the ultimate resolution ofthe conflict and the basis therefore.

7.2                     OUTSIDE BUSINESS ACTIVITIES

Prompt written notice of an outside business activity by a Passport employee is required and must include thefollowing information as set forth on theattached form “Notice of Outside Business Activity and Request for Approval”):

•                             Name, address and telephone number of the outside employer or person orentity paying the compensation;

•                             A description of the nature of the outside business activity;

•                             An exact description of the services to be provided by the employee;

•                             Theamount of compensation to be paid, if any; and

•                             Theanticipated duration of the outside business activity.

8.0 MAINTAINING CONFIDENTIALITY OF PRIVATE AND PROPRIETARY INFORMATION

To protect the confidentiality of the Firm’s confidential and proprietary information and the confidentiality of clients’ and potential clients’ records, employees should take the following additional security precautions:

Documents containing confidential information may not be taken from the Firm’s offices without the prior consent of the CCO, COO or CIO, and any copies removed fromthe Firm’s offices must be promptly returned.  Photocopies of confidential information may only be made as required, and all copies and originals of such documents must be disposed of in a way that keeps the information confidential.

Physical access to anynon-electronic confidential information must be limited by either locking or monitoring access to the offices and storage areas where such information is located.

Visitors to the Firm’s office shall be monitored and/or accompanied by an employee.

Attimes, the Firm may enter into one or more agreements with third parties, pursuant to which the Firm may provide access to confidential information to those third parties.  If this occurs, the Firm will seek to protect the privacy of confidential information by including in the relevant agreement’s provisions an obligation ofsuch third party to protect the confidential information.

9.0         EMPLOYEE COMMUNICATIONS

All employee communications with clients and third parties relating to Firm business are subject to review by the CCO, COO ortheir designee and applicable recordkeeping requirements. The Firm is obligated to maintain records of its communications regarding the Funds and investors, including, but not limited to, investment advice and recommendations, communications with investors and prospective investors, records reflecting the Funds’ securities and assets, and records documenting the execution of anytrade. The Firm thus must retain all communications with andrelated to its business and all trading activity.

9.1 REVIEW OF CORRESPONDENCE

TheCCO, COO or any designee may monitor employee communications for, among other things:

•                             Performance guarantees of any kind;

•                             Insider trading;

•                             Conflicts of interest;

•                             Evidence of money laundering;

•                             Inappropriate language; and

•                             Communications that the CCO or COO deems as inappropriate will be brought to the attention ofthe employee who prepared or received it.Any violation of this policy will be grounds for discipline or termination.

9.2 RECORD RETENTION

All outgoing correspondence subject to retention requirements is maintained atthe direction ofthe CCO or COO fora period of at least 5 years.  All email correspondence subject to applicable regulatory recordkeeping requirements will be maintained electronically by the Firm’s electronic mail system for a period ofat least 5 years.  Email not falling within applicable recordkeeping requirements may be deleted by the CCO or COO subject to a specified email deletion policy that is routinely followed by the CCO or COO.

10.0       OBLIGATION TO REPORT VIOLATIONS

IfFirm personnel become aware of any violation(s) or potential violation(s) of any of the provisions of this employee Personal Trading and Code of Ethics, they have an affirmative obligation to report such violation(s) or potential violation(s) promptly to the CCO or COO.  Failure to report any such violation(s) of which Firm personnel are aware in a prompt manner will be considered itself a violation ofthis employee Personal Trading and Code of Ethics and subject to possible sanctions. In the event that a matter implicates the CCO or COO, notice of the violation may be provided to the CIO.  Retaliation against an individual who appropriately reports a violation is prohibited.

11.0                   SANCTIONS FOR VIOLATION OF FIRM POLICIES AND PROCEDURES

Anyperson who violates any of the Firm’s employee personal trading, insider trading, conflicts of interest or other Code of Ethics policy or procedures will be disciplined by the Firm and subject to anyof the following sanctions, among others not listed:

•                             Warning;

•                             Cancellation of trades;

•                             Disgorgement of profits;

•                             Orders to sell positions, even ata loss;

•                             Fines;

•                             Termination of employment; and

•                             Reporting to regulatory authorities to the extent required by law.

12.0                   MAINTENANCE OF BOOKS AND RECORDS

TheAssistant Compliance Officers oversees the Firm’s compliance with applicable recordkeeping requirements. The following records are kept by the Firm for at least 5 years from end of the fiscal year in which they were last used, the first 2 years of which are onsite.

12.1                               NOTICES TO EMPLOYEES OF RESTRICTED SECURITIES

Email notices to employees of restricted securities, ifany are issued, are maintained by the Firm’s email archival system.

12.2                   ACCESS PERSON EMPLOYEE TRADE APPROVALS, TRADE CONFIRMATIONS AND ANNUAL HOLIDINGS CONFIRMATIONS FROM PERSONAL   INVESTMENT ACCOUNTS.

•                   An electronic file is maintained by an ACO for each year.

•                   Principal/employee account statement data is maintained by Financial Tracking and is accessible by the Firm at all times.  Account information for former employees is kept for at least 5 years aftertermination/departure and isthen destroyed.

12.3       ANNUAL EMPLOYEE CERTIFICATIONS

•         A chronological file is maintained by an ACO for each year.

•         Superseded Certifications are kept onsite in the office for at least 2 years before being moved to offsite storage.  Superseded Certifications for former employees are kept for at least 5 years before being destroyed.

12.4       EMPLOYEE COMMUNICATIONS

•         All written communications to investors and prospective investors whether in hard copy, email or instant messaging format;

•         All written communications to the funds’ administrators whether in hard copy, email or instant messaging format;

•         All written communications with the prime broker or any executing broker whether in hard copy,

email, other electronic or instant messaging format; and

•         All written communications between Firm employees related to Firm business whether in hard copy, email, other electronic or instant messaging format.

12.5       CURRENT   AND HISTORIC VERSIONS OF THE FIRM’S EMPLOYEE PERSONAL TRADING AND CODE OF ETHICS   POLICIES AND PROCEDURES.

•         A chronological file is maintained by an ACO.

•         Superseded versions of the Firm’s policies and procedures are kept onsite in the office for at least

2 years before being moved to offsite storage.

12.6                   RECORDS OF VIOLATIONS OF POLICIES AND PROCEDURES

•         Records documenting any violations by the Firm or its employees of applicable law and/or these policies and procedures

•         Records of the Firm’s actions taken in response to such violations

•         These records are kept onsite in the office for at least 2 years before being moved to offsite storage.  Records are kept for at least 5 years before being destroyed.

PASSPORT CAPITAL

PersonalTrading Summary

Security Type or Strategy	Allowed	Pre-clearance Required	Confirmation of Transactions and Holdings

Equities and other exchange traded products (e.g., ETFs) including initial public offerings, secondary offerings, private placements, options and derivatives on equities and exchange traded products. Note these are subject to the following parameters regarding the Firm’s involvement:

Held in a Passport Fund, no proposed activity	N for buys Y for sells of existing positions	Y	Y
Held in a Passport Fund with current or anticipated activity	N
Not currently held in a Passport Fund but activity is anticipated	N
Non-money market corporate debt, US Government Agency debt and municipal debt	Y	N	Y
Corporate and Mortgage Debt Instruments	Y	Y	Y
Currency purchased on an exchange	Y	N	Y
Futures and Options on Futures	Y	Y	Y
Shares issued by open-end mutual funds including money market funds (Note: ETFs are not included in this category even if structured as an open-end fund)	Y	N	N
Direct Obligations of the US Government	Y	N	N
Money Market Instruments (bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements)	Y	N	N
Shares of Unit Investment Trusts that are invested in exclusively in one or more mutual funds	Y	N	N

P A S S P O R T C A P I T A L

ANNUAL CERTIFICATIONS

Name:

COMPLIANCE POLICIES AND PROCEDURES MANUAL

I have received Passport Capital, LLC (“Passport”) current Compliance Policies and Procedures Manual and acknowledge the following:

1.                       I understand the policies and procedures as stated; and

2.                       I agree to abide by all provisions of the policies and procedures.

EMPLOYEE PERSONAL   TRADING AND CODE OF ETHICS

1.                       I have read the Employee Personal Trading and Code of Ethics policy and acknowledge the following:

a)                                   I agree to abide by all provisions of the policy; and

b)                                   I have noted below the names of members of my household who are subject to thepolicy.

2.           I understand that the policy covers the personal trading activities of Passport’s officers, employees and certain contractors aswell as their spouses, significant others, minor children, and certain other members of their households and persons who depend on me for basic living support.    The policy and procedures cover any securities transaction in which any such person may have a direct or indirect beneficial interest.   Persons are deemed to have a beneficial interest in a security if they:   a) have voting or discretionary power with respect to thesecurity or b) have a direct or indirect financial interest in the security.

3.                       The members of my household or related person who fall under the Passport policy are: Name of Related Persons:

4.                          I, or members of my household, have securities accounts at the following firms:

Broker-Dealer Firm Name	Account Number	Exempted Accounts∗

5.     Each employee must submit an Annual Holdings Report providing information for all securities held in a personal account except that the securities listed below as non-reportable securities do not need to be reported.   The Annual Holdings Report is due by March 31st  ofeach year and the information in the Annual Holdings Report must be current as of a dateno more than 45 days prior to thedate of the Annual Holdings Report is submitted.

Non-Reportable Securities

•                                Shares issued by open-end funds (i.e. mutual funds);

•                                US Government Agency debt regardless of maturity;

•                                Municipal debt regardless of maturity;

•                                Futures; and

•                                Interests in variable insurance products or variable annuities.

                                   Initial here to acknowledge that you have certified your annual holdings, as of December 31, 2012, in the

Financial Tracking system.

∗

Exempted Accounts will not be logged into Financial Tracking and are limited to (1) 401(k) accounts where only mutual funds or other non-reportable securities are permitted (i.e., it is not possible to hold company stock or ETFs) or (2) accounts over which the Access Person has given discretion to a third-party manager and has completed the appropriate documentation.

INSIDER TRADING

I have read Passport’s Insider Trading policy and procedures and acknowledge the following:

1.                       I understand the policy and procedures as stated; and

2.                       I agree to abide by all provisions of the policy and procedures.

I understand that under the policy and procedures I am prohibited from purchasing or selling securities on the basis of material nonpublic information.

I further understand that under the policy and procedures I am prohibited from disclosing material nonpublic information.

CONFLICTS OF INTEREST

I have read Passport’s Conflicts of Interest policy and procedures and acknowledge the following:

1.                       I understand the policy and procedures as stated and

2.                       I agree to abide by all provisions of the policy and procedures.

I understand that under the policy and procedures I am required to avoid any outside activities, interests orrelationships that either directly or indirectly conflict with, or create the appearance of the existence of a conflict of interest with my ability to act in the best interests of Passport and its clients.

I understand that if a conflict or the appearance of a conflict, between my interests and the interests of the Firm or its clients arises, the interests of the Firm and its clients will prevail.

I agree that the determination as to the existence or appearance of a conflict of interest will be made by the Firm in their sole discretion.

OUTSIDE BUSINESS ACTIVITIES

I have read Passport Capital’s Outside Business Activities policy and acknowledge the following:

1.Iagree to abide by all provisions of the policy: and

2.Ihave noted on the Notice of Outside Business Activity and Request for Approval all of my outside business activities.

Thispolicy precludes me from accepting employment or compensation from any other person as a result of any business activity, other than a passive investment, outside the scope of my relationship to the Firm, unless I have provided prior notice to the Firm and received authorization from senior management.

REGULATORY INVESTIGATION, CRIMINAL CHARGES, DISCIPLINARY EVENTS, LITIGATION

I understand that every Passport employee that becomes the subject of a regulatory investigation, disciplinary enforcement action or litigation, or served with a subpoena, or becomes subject to any judgment, order or arrest, or is contacted by any regulatory authority must immediately inform the CCO or COO of such.

CLIENT   PRIVACY

I have read Passport Capital’s Client Privacy policy and procedures and acknowledge the following:

1.                       I understand the policy and procedures as stated; and

2.                       I agree to abide by all provisions of the policy and procedures.

CONFIDENTIALITY

I agree that all Passport business or employee-related information I acquire during the course of my employment is proprietary to  Passport or   confidential to   the   employee to   whom it   relates and   I   agree to   keep all   such information confidential both for the duration of my employment with Passport and thereafter.

POLITICAL CONTRIBUTIONS

I hereby certify that I, and the members of my household, have not made any Political Contributions as defined in Passport’s

Political Contributions policy without the express prior written approval of the CCO.

ACKNOWLEDGEMENT OF ALL CERTIFICATIONS:

By signing below, I certify that the information contained herein is accurate and complete and is made in compliance with the

Codeof Ethics of Passport Capital, LLC.

Signed:                                                                                                                   Employee Signature

Name:                                                                                                                         PrintedName

Received and Reviewed by

Signed:                                                                                                                   Compliance Signature

Dated:

Dated:

P A S S P O R T C A P I T A L

NEW EMPLOYEE CERTIFICATIONS

Name:

COMPLIANCE POLICIES AND PROCEDURES MANUAL

I have received Passport Capital, LLC (“Passport”) current Compliance Policies and Procedures Manual and acknowledge the following:

1.                       I understand the policies and procedures as stated; and

2.                       I agree to abide by all provisions of the policies and procedures.

EMPLOYEE PERSONAL   TRADING AND CODE OF ETHICS

1.                       I have read the Employee Personal Trading and Code of Ethics policy and acknowledge the following:

a)                                   I agree to abide by all provisions of the policy; and

b)                                   I have noted below the names of members of my household who are subject to thepolicy.

2.           I understand that the policy covers the personal trading activities of Passport’s officers, employees and certain contractors aswell as their spouses, significant others, minor children, and certain other members of their households and persons who depend on me for basic living support.    The policy and procedures cover any securities transaction in which such person may have a direct or indirect beneficial interest.    Persons are deemed to have a beneficial interest in a security if they:   a) have voting or discretionary power with respect to the security or b) have a direct or indirect financial interest in the security.

3.                       The members of my household or related person who fall under the Passport policy are: Name of Related Persons:

4.                          I, or members of my household, have securities accounts at the following firms:

Broker-Dealer Firm Name	Account Number	Exempted Accounts∗

5.     Each employee must submit an Annual Holdings Report providing information for all securities held in a personal account except that the securities listed below as non-reportable securities do not need to be reported.   The Annual Holdings Report is due by March 31st  ofeach year and the information in the Annual Holdings Report must be current as of a dateno more than 45 days prior to thedate of the Annual Holdings Report is submitted.

Non-Reportable Securities

•                                Shares issued by open-end funds (i.e. mutual funds);

•                                US Government Agency debt regardless of maturity;

•                                Municipal debt regardless of maturity; and

•                                Interests in variable insurance products or variable annuities.

                                   Initial here to acknowledge that you have certified your initial holdings, as of your start date, in the

Financial Tracking system.

∗

Exempted Accounts will not be logged into Financial Tracking and are limited to 1) 401(k) accounts where only mutual funds or other non-reportable securities are permitted (i.e., it is not possible to hold company stock or ETFs) or 2) accounts over which the Access Person has given discretion to a third-party manager and has completed the appropriate documentation.

INSIDER TRADING

I have read Passport’s Insider Trading policy and procedures and acknowledge the following:

1.                       I understand the policy and procedures as stated; and

2.                       I agree to abide by all provisions of the policy and procedures.

I understand that under the policy and procedures I am prohibited from purchasing or selling securities on the basis of material nonpublic information.

I further understand that under the policy and procedures I am prohibited from disclosing material nonpublic information.

CONFLICTS OF INTEREST

I have read Passport’s Conflicts of Interest policy and procedures and acknowledge the following:

1.                       I understand the policy and procedures as stated and

2.                       I agree to abide by all provisions of the policy and procedures.

I understand that under the policy and procedures I am required to avoid any outside activities, interests orrelationships that either directly or indirectly conflict with, or create the appearance of the existence of a conflict of interest with my ability to act in the best interests of Passport and its clients.

I understand that if a conflict or the appearance of a conflict, between my interests and the interests of the Firm or its clients arises, the interests of the Firm and its clients will prevail.

I agree that the determination as to the existence or appearance of a conflict of interest will be made by the Firm in their sole discretion.

OUTSIDE BUSINESS ACTIVITIES

I have read Passport Capital’s Outside Business Activities policy and acknowledge the following:

1. I agree to abide by all provisions of the policy: and

2. I have noted on the Notice of Outside Business Activity and Request for Approval all of my outside business activities.

Thispolicy precludes me from accepting employment or compensation from any other person as a result of any business activity, other than a passive investment, outside the scope of my relationship to the Firm, unless I have provided prior notice to the Firm and received authorization from senior management.

REGULATORY INVESTIGATION, CRIMINAL CHARGES, DISCIPLINARY EVENTS, LITIGATION

I understand that every Passport employee that becomes the subject of a regulatory investigation, disciplinary enforcement action or litigation, or served with a subpoena, or becomes subject to any judgment, order or arrest, or is contacted by any regulatory authority must immediately inform the CCO or COO of such.

CLIENT   PRIVACY

I have read Passport Capital’s Client Privacy policy and procedures and acknowledge the following:

1.                       I understand the policy and procedures as stated; and

2.                       I agree to abide by all provisions of the policy and procedures

CONFIDENTIALITY

I agree that all Passport business or employee-related information I acquire during the course of my employment is proprietary to  Passport or   confidential to   the   employee to   whom it   relates and   I   agree to   keep all   such information confidential both for the duration of my employment with Passport and thereafter.

POLITICAL CONTRIBUTIONS

I hereby certify that I, and the members of my household, have not made any Political Contributions as defined in Passport’s

Political Contributions policy without the express prior written approval of the CCO.

ACKNOWLEDGEMENT OF ALL CERTIFICATIONS:

By signing below, I certify that the information contained herein is accurate and complete and is made in compliance with the

Codeof Ethics of Passport Capital, LLC.

Signed:                                                                                                                   Employee Signature

Name:                                                                                                                         PrintedName

Received and Reviewed by

Signed:                                                                                                                  Compliance Signature

Dated:

Dated:

P A S S P O R T C A P I T A L

NEW TEMPORARY EMPLOYEE CERTIFICATIONS

Name:

COMPLIANCE POLICIES AND PROCEDURES MANUAL

I have received Passport Capital, LLC (“Passport”) current Compliance Policies and Procedures Manual and acknowledge the following:

1.                       I understand the policies and procedures as stated; and

2.                       I agree to abide by all provisions of the policies and procedures.

EMPLOYEE PERSONAL   TRADING AND CODE OF ETHICS

1.                       I have read the Employee Personal Trading and Code of Ethics policy and acknowledge the following:

a)                                   I agree that I, and members of my immediate household, will not buy securities while I am an employee of Passport Capital.

b)                                   I agree that I will receive prior-approval to selling any security (except Exempted Securities) and that I will provide Passport with a transaction confirmation of all securities sold.

c)                                   I have noted below the names of members of my household who are subject to thepolicy.

2.                       I understand that this policy covers the personal trading activities my spouse, significant other, minor children, and certain other members of my household and persons who depend on me for basic living support.

3.                       The members of my household or related person who fall under the Passport policy are:

Name of Related Persons:

Non-Reportable Securities

•                              Shares issued by open-end funds (i.e. mutual funds);

•                              US Government Agency debt regardless of maturity;

•                              Municipal debt regardless of maturity; and

•                              Interests in variable insurance products or variable annuities.

INSIDER TRADING

I have read Passport Capital’s Insider Trading policy and procedures and acknowledge the following:

1.                       I understand the policy and procedures as stated; and

2.                       I agree to abide by all provisions of the policy and procedures.

I understand that under the policy and procedures I am prohibited from purchasing or selling securities on the basis of material nonpublic information.

I further understand that under the policy and procedures I am prohibited from disclosing material nonpublic information.

CONFLICTS OF INTEREST

I have read Passport’s Conflicts of Interest policy and procedures and acknowledge the following:

1.                       I understand the policy and procedures as stated and

2.                       I agree to abide by all provisions of the policy and procedures.

I understand that under the policy and procedures I am required to avoid any outside activities, interests orrelationships that either directly or indirectly conflict with, or create the appearance of the existence of a conflict of interest with my ability to act in the best interests of the Firm and its clients.

I understand that if a conflict or the appearance of a conflict, between my interests and the interests of the Firm or its clients arises, the interests of the Firm and its clients will prevail.

I agree that the determination as to the existence or appearance of a conflict of interest will be made by the Firm in their sole discretion.

OUTSIDE BUSINESS ACTIVITIES

I have read Passport’s Outside Business Activities policy and acknowledge the following:

1. I agree to abide by all provisions of the policy: and

2.Ihave noted on the Notice of Outside Business Activity and Request for Approval all of my outside business activities.

Thispolicy precludes me from accepting employment or compensation from any other person as a result of any business activity, other than a passive investment, outside the scope of my relationship to the Firm, unless I have provided prior notice to the Firm and received authorization from senior management.

REGULATORY INVESTIGATION, CRIMINAL CHARGES, DISCIPLINARY EVENTS, LITIGATION

I understand that every Passport employee that becomes the subject of a regulatory investigation, disciplinary enforcement action or litigation, or served with a subpoena, or becomes subject to any judgment, order or arrest, or is contacted by any regulatory authority must immediately inform the CCO or COO of such.

CLIENT   PRIVACY

I have read Passport Capital’s Client Privacy policy and procedures and acknowledge the following:

1.                       I understand the policy and procedures as stated; and

2.                       I agree to abide by all provisions of the policy and procedures

CONFIDENTIALITY

Iagree that all Passport business or employee-related information I acquire during the course of my employment is proprietary to the Firm or confidential to   the employee to  whom it relates and I agree to keep all such information confidential both for the duration of my employment with Passport Capital and thereafter.

POLITICAL CONTRIBUTIONS

I hereby certify that I, and the members of my household, have not made any Political Contributions as defined in Passport’s

Political Contributions policy without the express prior written approval of the CCO.

ACKNOWLEDGEMENT OF ALL CERTIFICATIONS:

By signing below, I certify that the information contained herein is accurate and complete and is made in compliance with

Passport’s Compliance Manual.

Signed:                                                                                                                   Employee Signature

Name:                                                                                                                         PrintedName

Received and Reviewed by

Signed:                                                                                                                   Compliance Signature

Dated:

Dated:

PASSPORT CAPITAL

NOTICE   OF OUTSIDE BUSINESS ACTIVITY   AND REQUEST   FOR APPROVAL

TO:                      William Alberti Chief Compliance Officer or Joanne Cormican, Chief Operating Officer

FROM:                                                                                                                                      DATE:

RE:                            Notice of Outside Business Activity and Request for Approval

Thismemorandum serves as notice that I intend to participate in the following business activity outside the scope of my relationship with Passport Capital, LLC:

Name of Business:

Addressof Business:

Nature of Business:                                                                                                                                                             Compensation:                                                                                                                                                                     Contact Person at Business:                                                                                                                                                 Telephone for Contact:

Services I Will Provideto the Business:

Anticipated Duration of My Services:

Should the nature or duration of my services change, I will inform Passport Capital, LLC immediately. By signing below, I certify that the information contained herein is accurate and complete and is made in compliance with the Code of Ethics of Passport Capital, LLC.

Signature of Employee

To be completed by the CCO or COO:

0      Approved

0      Disapproved

0      Approved with Conditions

Conditions:

Chief Compliance Officer:

Signature

Date

P A S S P O RT CAPITAL

REQUEST   FORAUTHORIZATION TO ACQUIRE   SECURITIES INA LIMITED OFFERING

TO:                      William Alberti, Chief Compliance Office or Joanne Cormican, Chief Operating Officer

FROM:                                                                                                                                      DATE:

RE:                            Request for Authorization to Acquire Securities in a Limited Offering

Thisdocument is being presented consistent with the obligation outlined in Passport Capital’s Compliance Manual to obtain written approval acquire securities in a limited offering. The details of my request are as follows:

Name of Security:

Number of Shares:

Approximate Value:

Proposed date of Transaction:

AccountNumber and Broker/Dealer:

AccountName:

Signature of Employee

To be completed by the CCO or COO:

0      Approved

0      Disapproved

0      Approved with Conditions

Conditions:

Authorization:

Signature

Date